As filed with the Securities and Exchange Commission on July 10, 2001

                                                             Registration No.333


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act Of 1933

                          -----------------------------



                             AremisSoft Corporation
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


              Delaware                                   68-0413929
      ------------------------               ----------------------------------
      (State of incorporation)               (IRS Employer Identification No.)


                               Sentry Office Plaza
                          216 Haddon Avenue, Suite 607
                           Westmont, New Jersey 08108
               --------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


               Microtechnology Sources, Ltd 1989 Stock Option Plan
               Fourth Shift Corporation 1993 Stock Incentive Plan
         Non-Qualified Stock Option Agreement for Marion Melvin Stuckey
           Non-Qualified Stock Option Agreement for Jimmie H. Caldwell
Emerging Markets Non-Qualified Stock Option Agreement for Certain Employees from Acquisition
                AremisSoft Corporation 2001 Equity Incentive Plan
                            (Full title of the plans)
                          ---------------------------

                                 Roys Poyiadjis
                           Co-Chief Executive Officer
                             AremisSoft Corporation
                               Sentry Office Plaza
                          216 Haddon Avenue, Suite 607
                           Westmont, New Jersey 08108
                      --------------------------------------
                     (Name and address of agent for service)

                                 (856) 869-0770
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Title of Securities           Amount to           Proposed Maximum         Proposed Maximum          Amount of
to be Registered(1)        be Registered     Offering Price Per Share  Aggregate Offering Price   Registration Fee
---------------------      --------------    ------------------------  -------------------------  -----------------

Common Shares,
$.001 par  value               315,448(2)          $21.57(3)                $ 6,804,214              $    1,702

Common Shares,
$.001 par  value               165,000             $17.80(4)                $ 2,937,000              $      735

Common Shares,
$.001 par  value               170,000             $14.50(4)                $ 2,465,000              $      617

Common Shares,
$.001 par value              4,000,000             $15.89(5)                $63,560,000              $   15,890
---------------------      --------------    ------------------------  -------------------------  -----------------
Total:                       4,650,448                                                               $   18,944
                           ==============                                                          ================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of AremisSoft Corporation.

(2) The number of shares being registered is the number of shares issuable pursuant to options outstanding as of April 30, 2001, under the
     Microtechnology Sources, Ltd. 1989 Stock Option Plan ("1989 Plan") and Fourth Shift Corporation 1993 Stock Incentive Plan ("1993 Plan"), which was assumed pursuant to the Merger Agreement by and between AremisSoft
     Corporation, AremisSoft Manufacturing (US), Inc. and Fourth Shift Corporation dated February 26, 2001 ("Merger Agreement"), divided by 6.14159.

(3) Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, (the "Securities Act"), the offering price is based on the weighted average exercise price per share as to outstanding but unexercised options under the 1989 Plan and the 1993 Plan as of April 30, 2001, multiplied by 6.14159 pursuant to the Merger Agreement.

(4)  Calculated in accordance with Rule 457(h) under the Securities Act.

(5) Calculated in accordance with Rule 457(h) under the Securities Act. Estimated for the sole purpose of calculating the registration fee and based upon the average of the high and low bid price share of the common stock of AremisSoft Corporation on July 2, 2001, as reported by the Nasdaq Market Exchange.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

     The following documents filed or to be filed by us with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement.

     -    Annual Report on Form 10-K for the year ended December 31, 2000;

     -    Current Report on Form 8-K filed on January 5, 2001;

     -    Current Report on Form 8-K filed on January 10, 2001;

     -    Current Report on Form 8-K filed on March 5, 2001;

     -    Current Report on Form 8-K filed on May 9, 2001;

     -    Current Report on Form 8-K filed on May 14, 2001;

     -    Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     - Proxy Statement for our Annual Stockholders Meeting filed on April 27, 2001; and

     - The description of our common stock contained in Form 8-A filed with the Commission on April 5, 1999, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Our certificate of incorporation contains provisions eliminating or limiting director liability to us and our stockholders for monetary damages arising from acts or omissions in their capacity as a director. The provisions do not, however, eliminate the personal liability of a director for any breach of a director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit. In addition, these provisions do not eliminate personal liability, under a negligence standard, for violations of Delaware statutory provisions concerning unlawful dividends or stock repurchases or redemptions. This provision offers persons who serve on our board of directors protection against awards of monetary damages resulting from breaches of their duty of care, except as discussed above. As a result, our ability or our stockholders' ability to successfully prosecute an action against a director for breach of his or her duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care.

        Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by applicable law, subject to limited exceptions against liabilities arising by reason of their status or services as an officer or director.

        We have entered into separate indemnification agreements with our directors and some of our officers that require us to, among other things, advance expenses as a result of any proceeding against them and to which they could be indemnified. We may, from time to time, agree to provide similar indemnification to our employees and agents.

        The employment agreements with Dr. Kyprianou and Mr. Poyiadjis also provide that we will indemnify these individuals for any losses, costs, damages or expenses incurred as a direct consequence of the discharge of their duties or by reason of their status as our agents.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

5.1    Opinion of Bartel Eng & Schroder, Counsel to the Registrant

10.29  Form  of  Emerging   Markets   Non-Qualified   Stock   Option   Agreement
       (Incorporated by reference to Exhibit 10.29 to the Form S-8 filed on January 16, 2001 (File No. 333-53722).

10.35  Form of AremisSoft Corporation  2001  Equity Incentive Plan (Incorporated
       by   reference  to  Exhibit 10.35  to  the  Form 10-K  for the year ended
       December 31, 2000).

10.42  Microtechnology Sources, Ltd. 1989 Stock Option Plan

10.43  Fourth Shift Corporation 1993 Stock Incentive Plan

10.44 Form of Non-Qualified Stock Option Agreement for Marion Melvin Stuckey and Jimmie H. Caldwell

23.1   Consent of Bartel Eng & Schroder (included in Exhibit 5.1)

23.2   Consent of Independent Accountants

24.1   Power of Attorney (included on signature pages)

Item 9. Undertakings.

A.  The undersigned hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) shall not apply if the information to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on June 19, 2001.

                             AremisSoft Corporation,
                             a Delaware corporation


                              By /s/ ROYS POYIADJIS
                                     ------------------------------
                                     Roys Poyiadjis
                                     Co-Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of AremisSoft Corporation, a Delaware corporation, do hereby constitute and appoint Dr. Lycourgos K. Kyprianou and Roys Poyiadjis, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys or agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                              Date


 /s/ DR.  LYCOURGOS K.  KYPRIANOU                                  June 19, 2001
-----------------------------------------
Dr. Lycourgos K. Kyprianou,
Chairman and Co-Chief Executive Officer


 /s/ ROYS POYIADJIS                                                June 20, 2001
-----------------------------------------
Roys Poyiadjis,
Director and Co-Chief Executive Officer


 /s/ MICHAEL TYMVIOS                                               June 20, 2001
-----------------------------------------
Michael Tymvios,
Director and Chief Financial Officer

 /s/ DANN V.  ANGELOFF                                             June 19, 2001
-----------------------------------------
Dann V. Angeloff,
Director


 /s/ H. TATE HOLT                                                  June 25, 2001
-----------------------------------------
H. Tate Holt,
Director


 /s/ STAN PATEY                                                    June 21, 2001
-----------------------------------------
Stan Patey,
Director